EXHIBIT 10.1

FOURTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 30, 2024 (“Fourth Amendment Effectiveness Date”), to the Credit Agreement referenced below is by and among AMERICAN BEVERAGE CRAFTS GROUP, INC. (formerly known as Four Twenty Corporation), a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), Swingline Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, restated and extended from time to time, the “Credit Agreement”) dated as of June 30, 2023 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer;

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement as set forth in this Amendment;

WHEREAS, the Lenders party hereto, the Swingline Lender, the L/C Issuer and the Administrative Agent have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended hereby.

2.

Consent. The Lenders (by act of the Required Lenders) hereby consent to the Mack Acquisition (as defined below) and agree that the Mack Acquisition shall be deemed a Permitted Acquisition for all purposes of the Credit Agreement.

The consent contained herein is a one-time consent and is expressly limited to the purposes and matters set forth herein.  The consent contained herein shall not be construed or deemed to be (x) a consent to any other transaction that may violate the terms of the Credit Agreement or any other Loan Document, (y) a waiver as to future compliance with the Credit Agreement or any other Loan Document, or (z) a waiver of any Default or Event of Default that may exist under the Credit Agreement.  Nothing contained herein shall constitute a waiver or modification of any rights or remedies the Administrative Agent and the Lenders may have under any Loan Document or applicable Law.

3.	Amendments to Credit Agreement.
a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions:
i.	“Mack Acquisition” means the acquisition of the Mack Entities in connection with the consummation of the Mack Acquisition Agreements.

ii.

“Mack Acquisition Agreements” means (x) that certain Membership Interest Purchase Agreement dated as of August 6, 2024, by and among Molson Coors Beverage Company USA LLC, Tilray Brands, Inc. and the Borrower and (y) that certain Membership Interest Purchase Agreement dated as of September 1, 2024, by and among Molson Coors Beverage Company USA LLC, Tilray Brands, Inc. and the Borrower.

iii.

“Mack Entities” means each of Terrapin Beer Company, LLC, a Georgia limited liability company, McKenzie River Brewing Company, LLC d/b/a Hop Valley Brewing Co., an Oregon limited liability company, Revolver Brewing, LLC, a Texas limited liability company, Detroit Rivertown Brewing Company, LLC, a Michigan limited liability company, Park Brewing, L.L.C., a Michigan limited liability company, Liquid GR, L.L.C., a Michigan limited liability company.

iv.

“Restructuring Costs” all customary one-time fees, losses, charges, expenses, costs, legal fees and expenses, accruals and reserves related to operating expense reductions, restructurings, integration, transition, insourcing initiatives, operating improvements, cost savings initiatives and other business optimization initiatives, actions or events incurred in connection with Permitted Acquisitions in each case, reasonably identifiable, in process, factually supportable, and incurred within nine months following the applicable Permitted Acquisition consummation date.

b.	The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Loan Party Group Companies in accordance with GAAP, (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income for such period (without duplication):

(i)         Consolidated Interest Charges;

(ii)        the provision for federal, state, local and foreign income taxes payable;

(iii)       depreciation and amortization expense;

(iv)       non-cash charges and expenses such as unrealized foreign exchange losses and charges relating to the impairment of goodwill and other intangible assets;

(v)        transaction costs incurred in such period to the extent approved by the Required Lenders in writing;

(vi)       non-cash share-based compensation;

(vii)      non-cash share of loss from investments in associates and unrealized loss on changes in fair value of contingent consideration and investments;

(viii)     extraordinary or non-recurring expenses or losses to the extent approved by the Required Lenders in writing;

(ix)       Expansion Costs and Restructuring Costs in an amount not to exceed 10% of Consolidated EBITDA in any Fiscal Year of the Borrower (as shown in the Compliance Certificate delivered with the financial statements delivered under Section 6.01(c) for the Fiscal Year immediately preceding the Fiscal Year in which such calculation is made);

(x)        Transferred Lease Obligations in an amount not to exceed $744,969 for the Fiscal Quarter ended May 31, 2023, $744,969 for the Fiscal Quarter ended August 31, 2023, $744,969 for the Fiscal Quarter ended November 30, 2023, $744,969 for the Fiscal Quarter ended February 29, 2024;

(xi)       to the extent Consolidated EBITDA of the Mack Entities (taken as a whole) is less than $0 with respect to the Fiscal Quarters ended November 31, 2024 and February 28, 2025, a one-time addback in an amount equal to the lesser of (a) with respect to such Fiscal Quarters, $2,000,000 and $1,750,000, respectively, and (b) actual negative Consolidated EBITDA of the Mack Entities for such Fiscal Quarter;  provided that in no event, shall the addback under this clause (xi) for such Fiscal Quarters exceed $2,000,000 and $1,750,000, respectively; and

(xi)       any other expenses approved in writing by the Required Lenders in their discretion less (c) without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period;

(i)         non-cash gains (excluding any such non-cash gains to the extent (y) there were cash gains with respect to such gains in past accounting periods or (z) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods);

(ii)        non-cash share of gains from investments in associates and unrealized loss on changes in fair value of contingent consideration and investments; and

(iii)       extraordinary or non-recurring gains;

provided that for purposes of this Agreement, (a) Consolidated EBITDA of the Tilray Beverage Entities shall be $1,653,961 for the quarter ending November 30, 2022, ($3,241,493) for the quarter ending February 28, 2023, $2,456,211 for the quarter ending May 31, 2023, and $3,247,153 and (b) Consolidated EBITDA of the Mack Entities shall be excluded from Consolidated EBITDA for all periods prior to August 31, 2024.

4.	Joinder. Each party listed as an “Additional Guarantor” on the signature pages hereto hereby agrees as follows:
a.

Each Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor.  Each Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents.  Without limiting the generality of the foregoing terms of this Section 4(a), each Additional Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement.

b.

Each Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  Each Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this Section 4(b), each Additional Guarantor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of such Additional Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of such Additional Guarantor.

5.	Conditions Precedent. This Amendment shall be and become effective as of the date hereof when the following conditions precedent have been satisfied:
a.

The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Administrative Agent, each Lender, the Swingline Lender and the L/C Issuer;

b.

The Administrative Agent shall have received a certificate of a Responsible Officer of each Additional Guarantor, dated the Fourth Amendment Effectiveness Date, certifying as to the Organization Documents of each Additional Guarantor (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date acceptable to the Administrative Agent by such Governmental Authority), the resolutions of the governing body of each Additional Guarantor and of the incumbency (including specimen signatures) of the Responsible Officers of each Additional Guarantor. The Administrative Agent shall also have received such documents and certifications as the Administrative Agent may reasonably require evidencing that each Additional Guarantor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

c.

The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for each Additional Guarantor, dated the Fourth Amendment Effectiveness Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent;

d.

Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;

e.

The Administrative Agent shall have received completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral of the Additional Guarantors; and

f.	The Borrower shall have paid all fees and expenses required to be paid to the Administrative Agent and the Lenders on or before the Fourth Amendment Effectiveness Date.

Without limiting the generality of the provisions of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Amendment Effectiveness Date specifying its objection thereto.

6.

Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable fees, charges and disbursements of one (1) counsel (and one (1) special counsel or one (1) local counsel in any relevant jurisdiction and, in the case of an actual or potential conflict of interest, one (1) additional counsel of each group of similarly situated affected persons subject to such conflict) for the Administrative Agent and its Affiliates and (B) due diligence expenses) in connection with the preparation, execution and delivery of this Amendment.

7.

Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

8.	Authorization; Enforceability. Each Loan Party represents and warrants as follows:
a.	It has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.

b.

This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

c.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained, taken or made.

d.

The execution, delivery and performance by such Loan Party of this Amendment does not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Applicable Law.

9.

Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that, after giving effect to this Amendment, (a) the representations and warranties of the Borrower and each Loan Party contained in Article II or Article V of the Credit Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case, on and as of the date hereof, and except that for purposes of this Section 9(a), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement, and (b) no Default exists.

10.

Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, as modified hereby, and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

11.

Reaffirmation of Security Interests. Each Loan Party (a) ratifies and affirms that each of the Liens granted in or pursuant to the Loan Documents and confirms and agrees that such Liens are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents. Without limiting the foregoing, each Loan Party confirms and agrees that each of the Liens granted in or pursuant to the Loan Documents by such Loan Party secure all of the Obligations as amended hereby and hereby re-grants a security interest and liens in all of its right, title and interest in the Collateral, as defined in, and on the terms set forth in, the Security Agreement, to secure all of the Obligations as amended hereby and, further, ratifies and reaffirms as of the date hereof that the security constituted by the Collateral Documents continue to secure the payment of liabilities and obligations of the Loan Parties under the Loan Documents.

12.	No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

13.

Counterparts; Electronic Record. This Amendment may be in the form of an Electronic Record, may be executed using Electronic Signatures and may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same instrument. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

14.

Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.